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Exhibit 10.1

SAMSONITE CORPORATION

EXECUTIVE STOCKHOLDERS AGREEMENT

EXECUTIVE STOCKHOLDERS AGREEMENT

        THIS EXECUTIVE STOCKHOLDERS AGREEMENT (this "Agreement") is made and entered into as of                                     , 2003, by and among (i) Samsonite Corporation, a corporation incorporated under the laws of Delaware (the "Company"), (ii) ACOF Management, L.P., a Delaware limited partnership ("Ares"), (iii) Bain Capital (Europe) LLC, a Delaware limited liability company ("Bain Capital"), (iv) Ontario Teachers' Pension Plan Board, a non-share capital corporation established under the laws of Ontario ("OTPP" and together with Ares and Bain, the "New Investors"), and (v) each of the Persons listed on Schedule I attached hereto (each an "Executive" and together, the "Executives").

        WHEREAS, in connection with a recapitalization of the Company by the New Investors (the "Recapitalization") on July 31, 2003, the Executives agreed to purchase shares of new 2003 convertible preferred stock of the Company, par value $.01 per share and face value $1,000.00 per share (the "New Preferred Shares");

        WHEREAS, the Executives have purchased that number of New Preferred Shares set forth opposite their names on Schedule I attached hereto;

        WHEREAS, the Executives may also receive grants of options from the Company from time to time and upon exercise of such options and upon conversion of the New Preferred Shares the resulting shares of common stock of the Company (the "Common Stock," and together with the New Preferred Shares held by the Executives and their respective Permitted Transferees, the "Executive Securities") shall be subject to the terms of this Agreement; and

        WHEREAS, in conjunction with the execution by certain parties hereto of the New Investor Stockholder Agreement, the parties hereto desire to restrict the sale, assignment, transfer, encumbrance or other disposition of the Executive Securities and to provide for certain additional covenants and to provide for certain rights and obligations in respect thereto as hereinafter provided. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 10 hereof;

        NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Voting Agreement and Proxy. Each holder of Executive Securities shall vote all of such holder's Executive Securities and shall take all other necessary or desirable actions in connection with the foregoing within such holder's control in such holder's capacity as a stockholder of the Company including, but not limited to, attendance at meetings in person or by proxy for purposes of obtaining a quorum, and voting and execution of written consents in lieu of meetings, such that the Executive Securities shall be voted in the same manner as the securities held by the New Investors as may be specified to such holders in writing by the New Investors from time to time.

2.
Provisions Concerning the Transfer of Executive Securities.

(a)
Restrictions on Transfers of Executive Securities. Except as otherwise provided in this Agreement, prior to the tenth anniversary of the date of this Agreement, no holder of Executive Securities (other than a New Investor or New Investor designee who acquires Executive Securities pursuant to Section 4, as a result of which such acquired securities shall cease to be Executive Securities) shall directly or indirectly sell, transfer, assign, pledge, encumber or otherwise dispose of any interest in (a "Transfer") any Executive Securities without the consent of the New Investors, except that an Executive may transfer Executive Securities to Permitted Transferees (a "Permitted Transfer") after delivering 15 Business Days prior advance written notice of each such transfer to the New Investors pursuant to Section 22 below. For the avoidance of doubt, the forgoing sentence shall not prohibit the exercise (whether cashless or otherwise) of any options granted to such holder of Executive Securities. For purposes of this Agreement, "Permitted Transferees" shall mean proposed transferees of Executive Securities (i) pursuant to applicable laws of descent and distribution or (ii) among the transferring Executive's Family Group, provided that the restrictions contained in this Agreement will continue to be applicable to the Executive Securities after any such Permitted Transfer and the transferees of such Executive Securities shall agree in writing to be bound by the provisions of this Agreement. "Family Group" means an Executive's parents, siblings, spouse and descendants (whether natural or adopted) and any trust or other estate planning vehicle created solely for the benefit of such Executive and/or such Executive's parents, siblings, spouse and/or descendants.

  (b)
  Tag-Along Rights. Prior to the tenth anniversary of the date of this Agreement, if one or more of the New Investors (collectively, the "Selling Stockholder") desires to sell in one or more series of related transactions Securities beneficially owned by such Selling Stockholder, constituting more than 25% of the Original Ownership (as defined in the New Investor Stockholders Agreement) of such Selling Stockholder, to a Person (the "Buyer"), including, subject to the restrictions set forth in Section 6, pursuant to an Initial Offering, but excluding sales (x) pursuant to a Permitted Transfer in accordance with the New Investor Stockholder Agreement or (y) following an Initial Offering, in any sale effected on the securities exchange or automated quotation system on which the Common Stock is then listed or quoted, as applicable (each, a "Tag Sale"), then, at least 30 days prior to any such sale, such Selling Stockholder shall provide to each holder of Executive Securities that beneficially owns Executive Securities constituting at least 50% of the Initial Ownership of such holder (each a "Executive Tag Seller") a notice (an "Executive Tag-Along Notice") setting forth in reasonable detail the terms of such sale, the number of Securities such Buyer wishes to purchase (calculated on an as-converted basis) (the "Tag-Along Shares") and identifying the name and address of the Buyer. Upon the written request of any Executive Tag Seller made within fifteen days after the day the Executive Tag-Along Notice is received by such Executive Tag Seller, the Selling Stockholder proposing to make the sale shall cause the Buyer to purchase from such Executive Tag Seller in such sale the number of shares of Common Stock constituting and/or underlying the Executive Securities held by such Executive Tag Seller equal to the lesser of (i) the number of shares of Common Stock constituting and/or underlying the Executive Securities requested to be included in the Tag Sale by such Executive Tag Seller and (ii) a number determined by multiplying (x) a fraction, the numerator of which is the total number of shares of Common Stock constituting and/or underlying the Executive Securities held by such Executive Tag Seller and the denominator of which is the total number of shares of Common Stock constituting and/or underlying the Securities held by (I) all of the Executive Tag Sellers and (II) all Tag Sellers (as defined in the New Investor Stockholders Agreement) by (y) the number of Tag-Along Shares to be sold in such Tag Sale. Such purchase shall be made on the same date and at the same price and on other terms and conditions at least as favorable to such Executive Tag Seller as the terms and conditions contained in the Executive Tag-Along Notice delivered in connection with such proposed transaction. Each Executive Tag Seller shall take all actions which the Selling Stockholder deems reasonably necessary or desirable to consummate such transaction, including, without limitation, (i) entering into agreements with third parties on terms substantially identical or more favorable to such Executive Tag Seller than those agreed to by the Selling Stockholder and including representations, indemnities, holdbacks, and escrows, and (ii) obtaining all consents and approvals reasonably necessary or desirable for such Executive Tag Seller to consummate such transaction, provided that, except as otherwise required of the Company by the lead underwriter engaged in connection with any public offering of the Company where such requirement is customary for transactions of such type, no Executive Tag Seller shall be required to make any representations or warranties except as they relate to his title to and right to sell the Tag Along Shares to be sold by him in such Tag Sale, or to provide any indemnity except for breaches of the forgoing representations and warranties, subject to an indemnity cap equal to the net proceeds received by such Executive Tag Seller. The Executive Tag Sellers and the Selling Stockholder shall each pay its pro rata share (based upon the number of shares of Common Stock (on an as-converted basis) included in such Tag Sale by each Executive Tag Seller and the Selling Stockholder) of any reasonable transaction costs associated with the sale other than the legal expenses and selling commissions of the other participants in the Tag Sale.

3.
Drag-Along Rights; Sale.

(a)
In the event that a New Investor proposes to undertake a Drag-Along Transaction (as such term is defined in the New Investor Stockholders Agreement) then the Dragging Party (as such term is defined in the New Investor Stockholders Agreement) may, at its option, cause each holder of Executive Securities (each, a "Drag-Along Party" and collectively, the "Drag-Along Parties") to sell to the transferee, on the same terms and conditions, and at the same price, as provided with respect to the sale of Securities by such Dragging Party to such transferee, all of the Executive Securities then held by such Drag-Along Parties (such shares being "Drag-Along Shares"). To exercise a drag-along right pursuant to this Section 3(a), such Dragging Party shall give written notice delivered in accordance with Section 22 to the Drag-Along Parties at least 15 Business Days prior to the Drag-Along Transaction. The notice shall specify the terms of such Drag-Along Transaction. The Drag-Along Parties shall have not fewer than 10 Business Days after receipt of such notice (the "Drag-Along Notice Period") before such parties shall be required to Transfer their Executive Securities to the transferee. During the Drag-Along Notice Period, the Drag-Along Parties in receipt of such notice may not Transfer any Executive Securities subject to such Dragging Party's drag-along rights under this Section 3(a) to any Person other than such Dragging Party.

(b)
In the event that any offer received in connection with any proposed Sale considered in connection with Section 5.1(b) of the New Investor Stockholders Agreement is acceptable to (x) on and after the fifth (5th) anniversary, but before the sixth (6th) anniversary, of the Closing Date, at least two New Investors, each beneficially owning Securities constituting more than 51% of the Original Ownership of such New Investors, and (y) on and after the sixth (6th) anniversary of the Closing Date, at least one New Investor beneficially owning Securities constituting more than 51% of the Original Ownership of such New Investor, then with respect to a Sale (as defined in the New Investor Stockholders Agreement) to the offering or bidding party that offers the greatest amount of expected consideration (after taking into account conditions to closing, likelihood of closing and assumptions of indebtedness) to the Company and/or its stockholders, as applicable, each holder of Executive Securities, in his individual capacity, but not his capacity as an officer or director of the Company. shall be required to approve or consent to such Sale, as required in connection with such Sale, enter into a sale agreement with respect to such Sale that has customary terms, conditions, provisions for indemnification (with customary limits on the indemnification obligations of the sellers) and representations and warranties and take all such other actions reasonably necessary in accordance with such sale agreement, provided that, except as otherwise required of the Company by the lead underwriter engaged in connection with any public offering of the Company where such requirement is customary for transactions of such type, no Drag-Along Party shall be required to make any representations and warranties except as they relate to his title to and right to sell the Drag-Along Shares to be sold by him in such Drag-Along Transaction, or to provide any indemnity except for breaches of the forgoing representations and warranties, subject to an indemnity cap equal to the net proceeds received by such Drag-Along Party.

4.
Right to Purchase Executive Securities Upon Termination of Employment.

(a)
Call Option. In the event that an Executive is no longer employed by the Company or any of its Subsidiaries for any reason (the date of such cessation of employment being referred to herein as the "Termination Date"), the Executive Securities then held by such Executive and his or her Permitted Transferees shall be subject to purchase by the New Investors or, at the New Investors' election, any third party designated by them, including the Company (unless such purchase by the Company would violate Delaware law or any contract or agreement to which the Company is then a party, or subject any of the Company, the Executive or any New Investor to material adverse tax consequences resulting from such purchase) or any New Investor, pursuant to the terms and conditions set forth in this Section 4 (the "Call Option").

(b)
Termination Without Cause, For Death or Disability, or Resignation with Good Reason. If an Executive is no longer employed by the Company or any of its Subsidiaries as a result of (i) such Executive's death or Permanent Disability or (ii) such Executive's termination without Cause or (iii) such Executive resigns with Good Reason, then if the applicable Termination Date occurs prior to the date which is 12 months after the date of the Recapitalization, the New Investors may elect to purchase directly, or to designate one or more third parties to purchase, all or any portion of their pro rata share of such Executive's and his Permitted Transferee's Executive Securities at a price equal to the lower of (x) Fair Market Value and (y) the Original Cost of such Executive's and his Permitted Transferee's Executive Securities. If the applicable Termination Date occurs at any time after the date which is 12 months after the date of the Recapitalization, the New Investors may elect to purchase directly, or designate one or more third parties to purchase, all or any portion of their pro rata share of such Executive's and his Permitted Transferee's Executive Securities at a price equal to the Fair Market Value of such Executive's and his Permitted Transferee's Executive Securities.

(c)
Executive's Resignation without Good Reason or Termination for Cause. If an Executive is no longer employed by the Company or any of its Subsidiaries as a result of such Executive's termination for Cause or such Executive's resignation without Good Reason, then on or after the applicable Termination Date, the New Investors may elect to purchase directly, or designate one or more third parties to purchase, all or any portion of their pro rata share of such Executive's and his Permitted Transferee's Executive Securities at a price equal to the lower of (i) Fair Market Value and (ii) the Original Cost of such Executive's and his Permitted Transferee's Executive Securities.

(d)
Call Option Exercise Procedures. Within 10 days after the Termination Date of an Executive, the Company will deliver written notice to the New Investors setting forth the name of such Executive, the Termination Date and whether Section 4(b) or Section 4(c) is applicable with respect to the New Investors' purchase rights (such notice, the "Call Option Notice"). The New Investors may elect to exercise their right to purchase directly, or designate one or more third parties to purchase, their pro rata share of the Executive Securities held by such Executive and his Permitted Transferees pursuant to the Call Option by delivering written notice (the "Option Exercise Notice") to the Company, on behalf of such Executive or such Permitted Transferee, within 120 days after receipt of the Call Option Notice by the New Investors. The Option Exercise Notice will set forth the number and type of Executive Securities to be acquired from such holder(s), the aggregate consideration to be paid for such Executive Securities and the time and place for the closing of the transaction. If any Executive Securities are held by Permitted Transferees of the applicable Executive, the New Investors shall purchase the Executive Securities elected to be purchased from such holder(s) of Executive Securities subject to the Call Option pro rata according to the number of Executive Securities held by such holder(s) at the time of delivery of such Option Exercise Notice.

  (e)
  Release. In the event that the Call Option is exercisable in connection with an Executive's termination or cessation of employment, pursuant to Section 4(b) or Section 4(c) above, but regardless of whether the New Investors elect to exercise or assign the Call Option with respect to the applicable Executive Securities, such Executive agrees to execute a general release of all claims in favor of the New Investors and their respective Affiliates and a specific release in favor of the Company and its Affiliates of all claims arising from the matters set forth herein, in form and substance satisfactory to the New Investors and the Company, respectively.

  (f)
  Closing. The closing of the transactions contemplated by this Section 4 will take place on the date designated by the New Investors in the Option Exercise Notice, which date will not be more than 60 days after the delivery of such Option Exercise Notice. The New Investors or their permitted assignees will pay for the Executive Securities to be purchased pursuant to the Call Option by delivery, at the election of such New Investors, of a check payable to the holder of such Executive Securities, or by wire transfer of immediately available funds to an account designated by such holder, in the aggregate amount of the purchase price for such Executive Securities. The New Investors will receive customary representations and warranties from each seller regarding the transfer of the Executive Securities (but not representations concerning the Company), including but not limited to the representation that such seller has good and marketable title to the Executive Securities to be transferred free and clear of all liens, claims and other encumbrances.

5.
Put Option.

(a)
Election. In the event that an Executive is no longer employed by the Company or any of its Subsidiaries and such Executive was a Good Leaver, such Executive and/or his Permitted Transferees may elect during the period beginning on the third anniversary of his Termination Date and ending 30 days later to give notice to the Company (a "Put Notice"), subject to the Limitations, of his election to sell to the Company (and, subject to the Limitations, the Company shall be required to purchase) all of such Executive's and his Permitted Transferee's New Preferred Shares held as of the date of the Put Notice that Executive originally acquired from Canadian Imperial Holdings, Inc. (such shares, the "Put Shares") pursuant to the terms and conditions set forth in this Section 5 (the "Put Option"). Upon receipt of a Put Notice, unless the Limitations shall apply, the Company shall within 120 days purchase the Put Shares directly, or designate one or more third parties as its permitted assignee to purchase such Put Shares, from the Executive and his Permitted Transferees. The purchase price for such Put Shares shall be the Fair Market Value of such Put Shares at the date of delivery of the Put Notice to the Company.

(b)
Release. In the event that the Put Option is exercised by an Executive or an Executive's Permitted Transferee, such Executive and his Permitted Transferees agree to (i) in the event that, upon completion of the Put Option transfer permitted herein, such Executive and his Permitted Transferees will cease to hold any Executive Securities, execute a general release of all claims in favor of the New Investors and their respective Affiliates, and a specific release in favor of the Company and its Affiliates of all claims arising from the matters set forth herein, in form and substance satisfactory to the New Investors and the Company, respectively, and (ii) in the event that, upon completion of the Put Option transfer permitted herein, such Executive and his Permitted Transferees will cease to hold New Preferred Shares but will continue to hold other Executive Securities or options which upon exercise will constitute Executive Securities hereunder, execute a specific release of all claims arising from or with respect to such New Preferred Shares in favor of the New Investors, the Company and their respective Affiliates.

  (c)
  Closing. The closing of the transactions contemplated by this Section 5 will take place on the date designated by the Company or the third-party assignee designated by the Company to acquire the Put Shares, but shall occur no later than 120 days after delivery of the Put Notice. The Company or its permitted assignees, as applicable, will pay for the Put Shares to be purchased pursuant to the Put Option by delivery, at the election of the Company or the permitted assignee, if applicable, of a check payable to the holder of such Put Shares, or by wire transfer of immediately available funds to an account designated by the transferor, in the aggregate amount of the purchase price for such Put Shares. The Company, or its permitted assignee, as applicable, will receive customary representations and warranties from each seller regarding the transfer of the Put Shares (but not representations concerning the Company), including but not limited to the representation that such seller has good and marketable title to the Executive Securities to be transferred free and clear of all liens, claims and other encumbrances.

6.
Holdback Agreements. Each holder of Executive Securities agrees not to offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of any shares of Executive Securities or any securities that represent the right to receive Executive Securities or other securities of the Company during the 10 days prior to and the expiration of the later of (a) a 90 day period beginning on the effective date of any underwritten primary or secondary offering of equity securities of the Company or (b) such holdback period as may be recommended to the Company by the lead underwriters in connection with such underwritten offering, unless the underwriters managing the offering otherwise agree, in each case to the extent such holder of Executive Securities is timely notified in writing by the Company or by the managing underwriter or underwriters. The Company and the holders of Executive Securities agree that the provisions of this Section 6 shall be enforceable by such underwriter(s) against any holder of Executive Securities, it being understood that such underwriter(s) are intended third party beneficiaries hereof and, if so requested by such underwriter(s), each holder of Executive Securities agrees to execute and deliver to such underwriter(s) such agreements and instruments, in form and substance reasonably satisfactory to such underwriter(s), further evidencing such holder of Executive Securities' agreement not to sell such securities during such period.

7.
Options Grants. The Company agrees with the other parties hereto that all options to be granted by the Company after the date hereof to employees or other parties affiliated with the Company and its Subsidiaries shall be subject to a condition of exercise that all shares of Capital Stock resulting from the exercise of such options shall be subject to the terms of this Agreement and that the holder of such shares, who shall be considered an "Executive" hereunder and whose common stock arising upon exercise of such options shall constitute Executive Securities hereunder, will execute and deliver to the Company and the New Investors counterpart signature pages to this Agreement.

8.
Piggyback Rights.

(a)
Piggyback Rights. If (but without any obligation to do so) the Company proposes to register, whether or not for its own account, any of its shares of Common Stock or other Equity Interests in the Company in connection with the public offering for cash of such securities (including the Approved IPO, but excluding any (i) registration relating solely to the sale of securities to participants in a Company sponsored benefit plan on Form S-1 or Form S-8 under the Securities Act or similar forms that may be promulgated under the Securities Act in the future, (ii) registration relating to a corporate reorganization, acquisition or other transaction under Rule 145 of the Securities Act on Form S-4 under the Securities Act or similar forms that may be promulgated under the Securities Act in the future or (iii) registration on any form that does not include substantially the same information as would be required to be included in a Registration Statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given in writing to the Company within fifteen (15) days after receipt of such notice by the Company, the Company shall, subject to the provisions of this Section 8(a), include in the registration statement all of the Registrable Securities that each such Holder has requested to be registered.

  (b)
  Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it prior to the effectiveness of such registration and the commencement of the public offer of the securities covered by such registration, whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 8(h) hereof. Any such withdrawal shall be without prejudice to the rights of any Holder to be included in a registration under Section 8(a).

  (c)
  Underwriting Requirements. In connection with any offering involving an underwriting of shares of Common Stock for the benefit of the Company or any security holder of the Company, the Company shall not be required under this Section 8 to include any Registrable Securities of a Holder in such underwriting pursuant to this Section 8 unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it and enter into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company. Notwithstanding any other provision of this Section 8, if the managing underwriter with respect to the proposed offering advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number of securities which can be sold in such offering without being likely to have a material adverse effect on the offering of securities as then contemplated (including a material adverse effect on the price at which it is proposed to sell the securities), then the Company shall so advise all holders of securities that would otherwise be included in such registration, and the number of shares that may be included in the registration shall be allocated:

  (i)
  in the case such registration is a primary registration initiated by the Company, (A) first, to securities being sold for the account of the Company, (B) second, pro rata among the New Investors electing to participate in such registration in accordance with the New Investor Stockholders Agreement and the Holders electing to participate in such registration in accordance with this Section 8 according to the total amount of securities requested to be included in such registration and (C) last, pro rata among the other selling security holders of the Company according to the total amount of securities requested to be included in such registration;

  (ii)
  in the case such registration is a secondary registration initiated by one or more security holders of the Company, (A) first, pro rata among the selling security holders of the Company requesting such registration, the New Investors electing to participate in such registration in accordance with the New Investor Stockholders Agreement and the Holders electing to participate in such registration in accordance with this Section 8, according to the total amount of securities requested to be included in such registration, (B) second, to securities being sold for the account of the Company and (C) last, pro rata among the other selling security holders of the Company according to the total amount of securities requested to be included in such registration; or

  (iii)
  otherwise, (A) first, pro rata among the New Investors electing to participate in such registration in accordance with the New Investor Stockholders Agreement and the Holders electing to participate in such registration in accordance with this Section 8 according to the total amount of securities requested to be included in such registration, (B) second, pro rata among the selling security holders of the Company requesting such registration according to the total amount of securities requested to be included in such registration, (C) third, to securities being sold for the account of the Company and (D) last, pro rata among the other selling security holders of the Company according to the total amount of securities requested to be included in such registration.

  (d)
  Selection of Underwriters. The Company shall have the right to select the managing underwriter or underwriters to administer any offering pursuant to this Section 8.

  (e)
  Other Registrations. If the Company has previously filed a Registration Statement with respect to Registrable Securities, whether or not pursuant to the New Investor Stockholders Agreement or this Section 8, and if such previous registration has not been withdrawn or abandoned, the Company shall not be obligated to cause to become effective any other registration of any of its securities under the Securities Act, whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least three months has elapsed from the effective date of such previous registration.

  (f)
  Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Section 8, the Company shall, as expeditiously as reasonably possible:

  (i)
  prepare and file with the SEC or other applicable governmental body or securities exchange a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective, and, subject to Section 3.1(f) of the New Investor Stockholders Agreement, keep such Registration Statement effective for a period of up to thirty (30) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

  (ii)
  prepare and file with the SEC or other applicable governmental body or securities exchange such amendments and supplements to such Registration Statement and the prospectus (or similar offering document) used in connection with such registration as may be necessary to comply with the provisions of Applicable Law with respect to disposition of all securities covered by such Registration Statement for the period set forth in Section 8(f)(i) above;

  (iii)
  furnish to each selling Holder and counsel selected by the New Investors pursuant to the New Investors Stockholders Agreement copies of all documents proposed to be filed with the SEC or other applicable governmental body or securities exchange in connection with such registration (other than any filings made by the Company pursuant to the requirements of the Exchange Act), which documents will be provided to such counsel and each selling Holder prior to the filing thereof;

  (iv)
  furnish to the selling Holders without charge, such number of (i) conformed copies of the Registration Statement and of each amendment or supplement thereto (in each case including all exhibits and documents filed therewith), and (ii) copies of the prospectus or other offering document included in such Registration Statement, including each preliminary prospectus and any summary prospectus, in conformity with the requirements of Applicable Law, and such other documents, in each case, as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them in accordance with the intended method or methods of such disposition;

  (v)
  in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering and enter into such other agreements and take such other actions in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, preparing for, and participating in, "road shows" and all other customary selling efforts, all as the underwriters reasonably request;

    (vi)
    notify each selling Holder covered by such Registration Statement, at any time when a prospectus (or other offering document) relating thereto is required to be delivered under Applicable Law, of (i) the issuance of any stop order or the like by the SEC or any other applicable governmental body or securities exchange in respect of such Registration Statement (and use every reasonable effort to obtain the lifting of any such stop order or the like as soon as practicable), (ii) any period when the Registration Statement ceases to be effective, or (iii) the happening of any event as a result of which the prospectus (or other offering document) included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, as promptly as is practicable, prepare and furnish to such selling Holder a reasonable number of copies of any supplement to or amendment of such prospectus (or other offering document) as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus (or other offering document) shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

    (vii)
    cause all such Registrable Securities registered hereunder to be listed on each securities exchange or any automated quotation system (or NASDAQ) on which similar securities issued by the Company are then listed or, if not so listed, use its commercially reasonable efforts to cause such Registrable Securities registered hereunder to be listed on a securities exchange or any automated quotation system (or NASDAQ) selected by the Board;

    (viii)
    provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

    (ix)
    use its reasonable best efforts to register and qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions in the United States as shall be reasonably requested by the selling Holders and such other jurisdictions as shall be reasonably requested by the managing underwriter (or obtain an exemption from registration or qualification under such laws) and do any and all other acts and things which may be necessary or advisable to enable such selling Holders to consummate the disposition of the Registrable Securities in such jurisdictions in accordance with the intended method or methods of distribution thereof; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, where not otherwise required, or to file a general consent to service of process or become subject to taxation in any such states or jurisdictions;

    (x)
    request that the independent public accountants who have issued an audit report on the Company's financial statements included in the Registration Statement furnish to each selling Holder a signed counterpart of a "comfort" letter, dated the effective date of the Registration Statement (and, if any registration includes an underwritten public offering, the date of the closing under the underwriting agreement), signed by such accountants and covering such matters as are customarily covered in accountant's letters delivered to the underwriters in underwritten public offerings of securities and such other matters as may be reasonably requested by the New Investors that initiated the registration process pursuant to the New Investors Stockholders Agreement, if any;

    (xi)
    otherwise use its best efforts to comply with Applicable Law, and make available to its security holders, as soon as reasonably practicable, an earnings statement of the Company (in form complying with the provisions of Rule 158 under the Securities Act) covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the effective date of the Registration Statement; and

    (xii)
    use its commercially reasonable efforts to take all other reasonable and customary steps typically taken by issuers to effect the registration and disposition of such Registrable Securities as contemplated hereby.

  (g)
  Obligations of Holder

  (i)
  Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 8 with respect to the Registrable Securities of any selling Holder that such Holder shall, within ten (10) business days of a request by the Company, furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required by the Company to effect the registration of such Registrable Securities.

  (ii)
  Suspension of Use of Prospectus. Each selling Holder agrees by having its securities treated as Registrable Securities hereunder that, upon receipt of written notice from the Company specifying that the prospectus (or other offering document) included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading as a result of the happening of any event, such selling Holder will forthwith discontinue disposition of Registrable Securities until such selling Holder is advised by the Company that the use of the prospectus (or other offering document) may be resumed and is furnished with a supplemented or amended prospectus (or other offering document) as contemplated by Section 8(f)(vi) and, if so directed by the Company, such selling Holder will deliver to the Company all copies of the prospectus (or other offering document) covering such Registrable Securities then in such selling Holder's possession at the time of receipt of such notice. If the Company shall give any notice to suspend the disposition of Registrable Securities, the Company shall extend the period of time during which the Company is required to maintain the Registration Statement effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date such selling Holder either is advised by the Company that the use of the prospectus (or other offering document) may be resumed or receives the copies of the supplemented or amended prospectus (or other offering document) contemplated by Section 8(f)(vi).

  (iii)
  Participation in Underwritten Registrations. No Holder may participate in any registration hereunder which is underwritten unless such Holder (a) agrees to sell such Holder's securities on the basis provided in any underwriting arrangements approved by the Company and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

  (h)
  Expenses of Registration. All expenses (other than underwriting discounts and commissions) incurred in connection with registrations pursuant to Section 8, including, without limitation, all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company (collectively, "Registration Expenses"), shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any counsel selected by Holders.

  (i)
  Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 8.

  (j)
  Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Section 8:

  (i)
  To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, managers, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter, within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, expenses or liabilities (joint or several) (or actions, proceedings or settlements in respect thereof), to which they may become subject under the Securities Act, the Exchange Act or other federal, state or foreign securities laws, or common law, insofar as such losses, claims, damages, expenses or liabilities (or actions proceeding or settlements in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus (or similar offering documents) contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation of the Securities Act, the Exchange Act, any state or foreign securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or other federal, state or foreign securities laws or common law; and the Company will reimburse each such Holder, partner, member, manager, officer, director, stockholder, counsel, accountant, underwriter or controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending or settling any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 8(j) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling Person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus (or similar offering document) shall not inure to the benefit of any Holder in an offering other than an underwritten offering, underwriter, or any Person controlling such Holder or underwriter, from whom the Person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (or similar offering document) (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder (in an offering other than an underwritten offering) or such underwriter (in an underwritten offering) to such Person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such Person, and if the prospectus (or similar offering document) (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder and shall survive the transfer of such securities by any Holder.

    (ii)
    To the extent permitted by law, each selling Holder, on a several and not joint basis, will indemnify and hold harmless the Company, each of its directors, each of its officers, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder and any New Investor selling securities in such Registration Statement and any controlling Person of any such underwriter, other Holder or New Investor, against any losses, claims, damages, expenses or liabilities (joint or several) (or actions, proceedings or settlements in respect thereof) to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act or other federal, state or foreign securities laws, or common law, insofar as such losses, claims, damages or liabilities (or actions proceedings or settlements in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any Person intended to be indemnified pursuant to this Section 8(j)(ii) for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 8(j)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld or delayed); provided, further that in no event shall any indemnity under this Section 8(j)(ii) exceed the net proceeds from the offering received by such Holder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company and shall survive the transfer of such securities by any Holder.

    (iii)
    Promptly after receipt by an indemnified party under this Section 8(j) of written notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8(j), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 8(j) to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8(j). No indemnifying party, in the defense of any such claim or action, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or action.

    (iv)
    If the indemnification provided for in this Section 8(j) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability,

      claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of and, except as to the Company where the Company does not participate in the offering, the relative benefits received by the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations, provided that no Person guilty of fraud shall be entitled to contribution. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The relative benefits received by the indemnifying party and the indemnified party shall be determined by reference to the net proceeds and underwriting discounts and commissions from the offering received by each such party. In no event shall any contribution under this Section 8(j) exceed the net proceeds from the offering received by such Holder, less any amounts paid under Section 8(j)(ii).

    (v)
    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into by the Company and a Holder in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control with respect to the Company and such Holder.

    (vi)
    The obligations of the Company and Holders under this Section 8(j) shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Section 8 and the termination of this Agreement. The obligations of the parties under this Section 8(j) shall be in addition to any liability which any party may otherwise have to any other party.

9.
Restrictions.

(a)
Legend. The Company may in its discretion imprint any or all certificates evidencing Executive Securities and each certificate issued in exchange for or upon the transfer of any Executive Securities with the following legend:

  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER AND VOTING RESTRICTIONS PURSUANT TO AN EXECUTIVE STOCKHOLDERS AGREEMENT DATED AS OF [    ], 2003 AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND CERTAIN OF THE COMPANY'S STOCKHOLDERS, AS MAY BE AMENDED FROM TIME TO TIME. A COPY OF SUCH EXECUTIVE STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

  The Company may imprint such legend on certificates evidencing Executive Securities outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any securities which cease to be Executive Securities.

  (b)
  Securities Law Restrictions. Notwithstanding any other provision in this Agreement, but subject to express written waiver by the Company in the exercise of its good faith and reasonable judgment, no holder of Executive Securities shall Transfer any Executive Securities without the registration of the Transfer of such Executive Securities under the Securities Act, unless such

    Transfer is exempt from the registration requirements under the Securities Act and all applicable, including state, securities laws as the Company in its good faith and reasonable discretion deems appropriate in light of the facts and circumstances relating to such proposed Transfer. Prior to any Transfer of any Securities which is not the subject of an effective registration statement under the Securities Act and in accordance with the plan of distribution described in such registration statement, the applicable holder of Executive Securities will give written notice to the Company of any intention to effect such Transfer and to comply in all other respects with this Section 9(b). Each such notice shall describe the manner and circumstances of the proposed Transfer. If within 5 Business Days after receipt by the Company of such notice, the Company requests an opinion of counsel to such holder of Executive Securities that the proposed transfer may be effected without registration of such Executive Securities under the Securities Act, then, subject to the other terms of this Agreement, the Company shall not be required to register such Transfer, and the holder of Executive Securities shall not be entitled to effect such Transfer, unless and until the Company receives such an opinion (which opinion shall be reasonably satisfactory to the Company). Only after compliance with this Section 9(b) shall such holder of Executive Securities be entitled to Transfer such Securities in accordance with the terms of the notice delivered by such holder of Executive Securities to the Company. Each certificate representing such Executive Securities issued upon or in connection with such Transfer shall bear any restrictive legends required by the Company pursuant to Section 9(a).

10.
Definitions.

        "Affiliate" means, as applied to any specified Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of the foregoing, "control," when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise, and the terms "controlled" and "controlling" shall have meanings correlative to the foregoing.

        "Agreement" has the meaning set forth in the preamble hereto.

        "Applicable Law" means all applicable laws, statutes, rules, regulations, injunctions, decrees, policies or guidelines promulgated, or judgments, decisions or Governmental Orders entered by, any Governmental Authority.

        "Approved IPO" means the first firm commitment underwritten public offering pursuant to a Registration Statement that became effective after the date hereof covering a U.S. or non-U.S. offer and sale of Common Stock for the account of the Company to the public, (A) the public offering price of which is not less than 225% of the then-applicable Conversion Price (as such term is defined in the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of the New Preferred Shares) of the New Preferred Shares, (B) will result in net proceeds to the Company and/or its stockholders of not less than $100 million and (C) would result in (1) a sale of not less than 17.5% of the shares of Common Stock (determined on an as-converted basis) then outstanding or (2) an issuance of newly issued shares of Common Stock that, together with the sales of Common Stock by the New Investors in such public offering, would result in the New Investors' aggregate beneficial ownership, as a group, of the total issued and outstanding shares of Common Stock (on an as-converted basis) being reduced by not less than 17.5%.

        "Ares" has the meaning set forth in the preamble hereto.

        "Bain Capital" has the meaning set forth in the preamble hereto.

        "Board" means the board of directors of the Company, as constituted from time to time.

        "Business Day" means any day that is not a Saturday, a Sunday or any other day on which banks are required or authorized by law to be closed in New York, New York.

        "Buyer" has the meaning set forth in Section 2(b).

        "Bylaws" has the meaning set forth in Section 19.

        "Call Option" has the meaning set forth in Section 4(a).

        "Call Option Notice" has the meaning set forth in Section 4(d).

        "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; and (ii) with respect to any other Person, any and all partnership, membership or other equity interests of such Person.

        "Cause" means (i) the engaging by the Executive in gross negligence or willful misconduct that is injurious to any of the Company, its Subsidiaries or its Affiliates, (ii) the embezzlement or misappropriation of funds or property of the Company or any of its Subsidiaries or Affiliates by the Executive or the conviction of the Executive of a felony or the entrance of a plea of guilty or nolo contendere by the Executive to a felony, (iii) the willful failure or refusal by the Executive to substantially perform his duties or responsibilities that continues after being brought to the attention of the Executive (other than any such failure resulting from the Executive's incapacity due to Permanent Disability), (iv) conduct causing the Company or any of its Subsidiaries or Affiliates substantial public disgrace or disrepute, (v) any act or omission aiding or abetting a competitor, supplier or customer of the Company or any of its Subsidiaries or Affiliates to the material disadvantage or detriment of the Company or any of its Subsidiaries or Affiliates, (vi) any other material breach of the Executive's employment agreement or terms of employment, as applicable, which is not cured to the Board's reasonable satisfaction, after written notice to the Executive and opportunity to cure.

        For purposes of this definition, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Determination of Cause shall be made by the Compensation Committee of the Board in its sole discretion. Any such determination shall be final and binding on an Executive.

        "Closing Date" means July 31, 2003.

        "Common Stock" has the meaning set forth in the preamble hereto.

        "Company" has the meaning set forth in the preamble hereto.

        "Drag-Along Notice Period" has the meaning set forth in Section 3(a).

        "Drag-Along Party" has the meaning set forth in Section 3(a).

        "Drag-Along Shares" has the meaning set forth in Section 3(a).

        "employee", "employed", "employment" and related terms shall for the purposes of this Agreement refer in cases of Executives with an employment relationship with the Company and/or a Subsidiary to such Executive's employment and where such Executive has a primary non-employment, but related relationship (including but not limited to managing director or mandate) with the Company and/or any Subsidiaries, to such primary relationship. Notwithstanding the forgoing, the use of the terms "employee", "employed" and "employment" in this Agreement shall not be deemed to change the terms, conditions or legal description of any employment or other relationship between an Executive and the Company and/or any Subsidiary.

        "Equity Interests" means Capital Stock or warrants, options or other rights to acquire Capital Stock.

        "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, including the rules and regulations promulgated thereunder, as amended.

        "Executive Securities" has the meaning set forth in the preamble hereto.

        "Executive Tag-Along Notice" has the meaning set forth in Section 2(b).

        "Executive Tag Seller" has the meaning set forth in Section 2(b).

        "Executives" has the meaning set forth in the preamble hereto.

        "Fair Market Value" for any Executive Security on any date shall mean the fair market value of such Executive Security as determined by the Compensation Committee of the Board in good faith; provided that (i) if a minimum of 20% of the issued and outstanding Capital Stock is admitted to trading on a national securities exchange or quotation system and (ii) reported daily volume of such Capital Stock has averaged at least 1% over the prior 30 days, the following shall apply: (A) if the Executive Security is admitted to trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Executive Security on such exchange on such date or, if none, the next earlier date on which a sale was reported, (B) if the Executive Security is admitted to quotation on the NASDAQ Stock Market or other comparable quotation system, Fair Market Value on any date shall be the last sale price reported for the Executive Security on such system on such date or, if none, the next earlier date on which a sale was reported, or (C) if the Executive Security is admitted to quotation on a system other than the NASDAQ Stock Market or other comparable quotation system, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the Executive Security on such system on such date. Fair Market Value of a share of convertible preferred stock shall be the implied conversion value of such share of convertible preferred stock as determined by the Compensation Committee of the Board in good faith, in consultation with a third-party financial advisor to the extent determined necessary by the Compensation Committee in its sole discretion; provided that clauses (A) through (C) as set forth above shall apply, after taking into account any liquidity, voting or other constraints.

        "Family Group" has the meaning set forth in Section 2(a).

        "Good Leaver" means any Executive who ceases to be employed by the Company or any of its Subsidiaries as a result of (a) such Executive's death or Permanent Disability, (b) such Executive's termination without Cause, (c) such Executive's resignation for Good Reason, or (d) such Executive's retirement.

        "Good Reason" means, so long as the Executive has not been guilty of (a) engaging in willful misconduct that is materially injurious to the Company or any Subsidiary, (b) the embezzlement or misappropriation of funds or property of the Company or any Subsidiary or the conviction of the Executive of a felony or the entrance of a plea of guilty by the Executive to a felony or (c) the failure or refusal by the Executive to devote the Executive's full business time and attention to the performance of such Executive's duties and responsibilities pursuant to such Executive's employment or similar agreement with the Company and/or any Subsidiary, (I) a failure by the Company or any Subsidiary to comply with any material provision of the Executive's employment or similar agreement that has not been cured within thirty (30) days after written notice of such noncompliance has been given by the Executive to the Company or applicable Subsidiary, (II) the assignment to the Executive by the Company or the applicable Subsidiary of duties inconsistent with the Executive's position, duties or responsibilities as in effect on the date the Executive executes this Agreement, including, but not limited to, any material reduction in such position, duties or responsibilities or material change in his title or (III) the relocation by the Company of its executive offices to a location outside of the United States and the Company requesting that the Executive relocate to such location outside of the United States, in each case of clauses (I) through (III) above, without the consent of the Executive. Notwithstanding the provisions of subsection (II) above, a change in title which represents a promotion and the assignment of different or additional duties or responsibilities in connection therewith shall not constitute "Good Reason".

        "Governmental Authority" means any United States federal, state or local or any foreign or multinational government (including the European Union), governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body (or any subdivision of any of the foregoing) having jurisdiction or authority with respect to the particular matter at issue in its context.

        "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

        "Holder" means the holder of any Executive Securities which constitute Registrable Securities.

        "Initial Offering" means the closing of the first underwritten public offering of Common Stock on or after the Closing Date after which the Common Stock is listed on the New York Stock Exchange, admitted for quotation on the NASDAQ National Market (or any successor thereto) or listed on the London Stock Exchange.

        "Initial Ownership" means, with respect to each Executive as of the date of determination, the Common Stock (calculated on an as-converted basis) constituting and/or underlying the Executive Securities held by such holder as of the date such Executive became a party to this Agreement. For the avoidance of doubt, no right of any Executive that is determined by reference to Initial Ownership may be assigned or transferred.

        "LCIA" has the meaning set forth in Section 26.

        "Limitations" means, any applicable restriction under Applicable Law, the organizational documents of the Company or its Subsidiaries or any contract or agreement to which the Company or its Subsidiaries is then a Party which prohibits or restricts the ability of the Company to acquire any Put Shares, or any material adverse tax consequences to the Company or any Subsidiary arising from, or applicable to, a proposed transfer of shares to the Company pursuant to a Put Notice.

        "New Investor Stockholders Agreement" means the stockholders agreement, dated as July 31, 2003, by and among Ares, Bain Capital, OTPP, the Company and certain other parties, as amended from time to time.

        "New Investors" has the meaning set forth in the preamble hereto. Where the New Investors are entitled to make an election or decision under the terms of this Agreement, such election or decision shall be made with the agreement of at least two of the three New Investors. Where the New Investors are entitled to acquire Securities hereunder, such rights shall be shared equally between the New Investors.

        "New Preferred Shares" has the meaning set forth in the preamble hereto.

        "Option Exercise Notice" has the meaning set forth in Section 4(d).

        "Original Cost" shall mean the price paid for such Executive Securities.

        "OTPP" has the meaning set forth in the preamble hereto.

        "Permanent Disability" means a determination by the Board in good faith, based on medical evidence acceptable to it, that the Executive has become physically or mentally disabled or incapacitated during his employment for a continuous period of at least ninety (90) days to such an extent that he shall be unable to perform his duties.

        "Permitted Transfer" has the meaning set forth in Section 2(a).

        "Permitted Transferee" has the meaning set forth in Section 2(a).

        "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a governmental or political subdivision or an agency or instrumentality thereof.

        "Put Notice" has the meaning set forth in Section 5(a).

        "Put Option" has the meaning set forth in Section 5(a).

        "Put Shares" has the meaning set forth in Section 5(a).

        "Recapitalization" has the meaning set forth in the preamble hereto.

        "Recapitalization Agreement" means that certain Recapitalization Agreement dated as of May 1, 2003 pursuant to which each of the New Investors acquired New Preferred Shares of the Company and the Company was recapitalized in accordance with the terms thereof.

        "Registrable Securities" means (i) shares of Common Stock (including those shares of Common Stock issued or issuable upon conversion of the New Preferred Shares) and (ii) any Capital Stock of the Company or any successor entity issued as (or issuable upon the conversion or exercise of any warrant, option, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Registrable Securities referenced in clause (i) above. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force).

        "Registration Expenses" has the meaning set forth in Section 8(h).

        "Registration Statement" means in connection with the public offering and sale of Equity Interests of the Company (whether in the U.S. or in any non-U.S. jurisdiction), a registration statement (including pursuant to Rule 415 under the Securities Act), listing application, qualification statement or similar document on the appropriate form in compliance with Applicable Law and applicable stock exchange regulations.

        "SEC" means the United States Securities and Exchange Commission.

        "Securities" has the meaning set forth in the New Investor Stockholders Agreement.

        "Securities Act" means the Securities Act of 1933, as amended from time to time.

        "Selling Stockholder" has the meaning set forth in Section 2(b).

        "Subsidiary" means all Persons in which the Company owns, directly or indirectly, a majority of the Voting Stock or is a general partner or otherwise has the power to control, by agreement or otherwise, the management and general business affairs of such other Person.

        "Tag-Along Shares" has the meaning set forth in Section 2(b).

        "Tag Sale" has the meaning set forth in Section 2(b).

        "Termination Date" has the meaning set forth in Section 4(a).

        "Transfer" has the meaning set forth in Section 2(a).

        "Violation" has the meaning set forth in Section 8(j)(i).

        "Voting Stock" means, with respect to any Person, any shares of stock or other equity interests of any class or classes of such Person, the holders of which are entitled under ordinary circumstances (irrespective of whether at the time stock or other equity interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency) to vote for the election of a majority of the directors, Executives, trustees or other governing body of such Person.

11.
Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Executive Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Executive Securities as the owner of such Executive Securities for any purpose.

12.
Amendment and Waiver. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of each of the parties hereto. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

13.
Rules of Construction. The term "this Agreement" means this agreement together with all schedules and exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The use in this Agreement of the term "including" means "including, without limitation." The words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require or permit. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

14.
Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision (or the applicable portion thereof if less than the entire provision) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision (or portion thereof) were so excluded and shall be enforceable in accordance with its terms.

15.
Entire Agreement. This Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

16.
Successors and Assigns. Whether or not an express assignment has been made pursuant to the terms of this Agreement, the terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors and permitted assigns of the parties hereto.

17.
Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18.
Termination.

(a)
Any party to, or Person who is subject to, this Agreement who ceases to own all Executive Securities or any interest therein held by such Person in accordance with the terms of this Agreement shall cease to be a party to, or Person who is subject to, this Agreement and thereafter shall have no rights or obligations hereunder, provided that any Transfer of Executive Securities by a holder in breach of this Agreement shall not relieve such holder of liability for any such breach. All rights and obligations pursuant to this Agreement shall terminate and be of no further force or effect upon the consummation of a Sale (as defined in the New Investor Stockholders Agreement).

(b)
In the event that an Approved IPO (as defined in the New Investor Stockholders Agreement) has occurred and all Capital Stock held by the New Investors is freely transferable pursuant to Applicable Law and without contractual restriction on transfer, then this Agreement shall terminate.

19.
Conflict with Bylaws. The New Investors and the holders of Executive Securities agree that in the event any term or provision of the bylaws of the Company (the "Bylaws") conflicts with this Agreement, this Agreement shall control and the New Investors and the holders of Executive Securities shall take all actions reasonably necessary to amend the Bylaws so that they shall not conflict, including voting in favor of such amendments thereto as shall be reasonably necessary to conform the Bylaws to the provisions of this Agreement.

20.
No Third-Party Beneficiaries. Except as otherwise provided herein, this Agreement is not intended to confer upon any Person, except for the parties hereto, any rights or remedies hereunder.

21.
Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and any other Person party to this Agreement shall have the right to injunctive relief, in addition to all of its rights and remedies at law or in equity, to enforce the provisions of this Agreement.

22.
Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by confirmed facsimile transmission or internationally recognized overnight courier service and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate 10 days advance written notice to the other parties, provided that:

    (i)
    unless otherwise specified by Ares in a notice delivered by Ares in accordance with this Section 22, any notice required to be delivered to Ares shall be properly delivered if delivered to:

ACOF Management, L.P. c/o Ares Management, L.P. 1999 Avenue of the Stars Suite 1900 Los Angeles, California 90067 UNITED STATES OF AMERICA
Facsimile:	+1 (310) 201-4157
Attention:	Eric Beckman
    (ii)
    unless otherwise specified by Bain in a notice delivered by Bain in accordance with this Section 22, any notice required to be delivered to Bain shall be properly delivered if delivered to:

Bain Capital Investors, LLC 111 Huntington Avenue Boston, MA 02199
Facsimile:	+44 (0)20 7514-5250
Attention:	Ferdinando Grimaldi Melissa Wong
    (iii)
    unless otherwise specified by OTPP in a notice delivered by OTPP in accordance with this Section 22, any notice required to be delivered to OTPP shall be properly delivered if delivered to:

Ontario Teachers' Pension Plan Board 5650 Yonge Street Toronto, Ontario M2M 4H5 CANADA
Facsimile:	+1 (416) 730-5082
Attention:	Lee Sienna Michael Padfield

    (iv)
    unless otherwise specified by the Company in a notice delivered by the Company in accordance with this Section 22, any notice required to be delivered to the Company shall be properly delivered if delivered to:

Samsonite Corporation 11200 East 45th Street Denver, Colorado 80239 UNITED STATES OF AMERICA
Facsimile:	+1 (303) 373-6606
Attention:	General Counsel
with a copy (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 UNITED STATES OF AMERICA
Telecopy:	+1 (917) 777-2918
Attention:	Gregory A. Fernicola Lou R. Kling
    (v)
    to the Executives to the address set forth next to such Executive's name in Schedule I with a copy (which shall not constitute notice) in all cases of notices sent pursuant to Sections 22 (i), (ii) and (iii) above to:

Kirkland & Ellis International Tower 42, 25 Old Broad Street London, EC2N 1HQ ENGLAND
Facsimile:	+44 (0)20 7816-8800
Attention:	James L. Learner David Patrick Eich

and in all cases to such other Persons as the recipient party has specified by prior written notice to the sending party.

23.
Delivery by Facsimile. This Agreement and any signed agreement or instrument entered into in connection thereto or contemplated thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a contract and each such party forever waives any such defense.

24.
Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of Delaware (without reference to the conflicts of laws provisions thereof).

25.
Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

26.
Dispute Resolution. Any controversy or claim arising out of or relating to this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in accordance with the rules of the London Court of International Arbitration ("LCIA"), which rules are deemed to be incorporated by reference into this Section 26, except as expressly modified in this Section 26.

(a)
There shall be one arbitrator. The selection of the arbitrator shall be by agreement between the parties. If, however, the parties are unable to agree on the selection of the arbitrator within 30 days after the commencement of the arbitration, then the selection of the arbitrator shall be made by the LCIA.

(b)
The place of the arbitration shall be either New York, New York, or London, England, as determined, in the case of (a) a dispute involving only one holder of Executive Securities, by that holder of Executive Securities if such holder submits such dispute to arbitration, and otherwise in the place of arbitration most geographically proximate to such holder of Executive Securities, (b) a dispute between more than one holder of Executive Securities whose work places or home addresses are located in a single jurisdiction and one or more of the Company and the New Investors, the place of arbitration specified above which is most geographically proximate to the common work place or home address of such holders of Executive Securities, regardless of who submits such dispute to arbitration, (c) a dispute involving more than one holder of Executive Securities whose work places or home addresses are not located in a single jurisdiction and one or more of the Company and the New Investors, by the New Investors in all cases (or the Company if the New Investors are not a party to such arbitration).

(c)
The language of the arbitration shall be English.

(d)
The arbitrator shall have the authority to award all forms of relief determined to be just and equitable; provided, however, that the arbitrator shall have no authority to award punitive or exemplary damages, or any other monetary damages not measured by the prevailing party's actual damages.

(e)
Any arbitral award rendered pursuant to this Section 26 shall be final and binding on the parties and may be enforced in any court of competent jurisdiction.

(f)
Before an arbitration pursuant to this provision has been convened, any party may seek from any court of competent jurisdiction interim or provisional relief. Such interim or provisional relief may subsequently be vacated, continued or modified by the arbitrator on the application of any party.

* * * * *

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

SAMSONITE CORPORATION
By:	Name: Title:
ACOF MANAGEMENT, L.P.
By:	Name: Title:
BAIN CAPITAL (EUROPE) LLC By: Bain Capital Investors, LLC]Its: Manager
By:	Name: Title:
ONTARIO TEACHERS' PENSION PLAN BOARD
By:	Name: Title:
EMPLOYEE

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  Exhibit 10.1